UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2015

HDIMAX MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

          N/A

(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Agreement.

On January 29, 2015, HDIMAX MEDIA, Inc. (the “Company”) entered into a Settlement Agreement with Michael Ducas (the “Settlement Agreement”). Pursuant to the Settlement Agreement, any and all alleged employment or other agreements between Mr. Ducas and the Company or any of its subsidiaries or affiliates, including without limitation HDIMAX, Inc., were terminated. Under the Settlement Agreement, the Company agreed to pay Mr. Ducas as follows: (i) up to two separate payments of $25,000 in cash, in each case contingent upon the Company reaching certain financing milestones; and (ii) the issuance of 5,000,000 shares of the Company’s restricted common stock. The Settlement Agreement includes a mutual full general release of claims. A copy of the Settlement Agreement is attached as Exhibit 99.4 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified by reference to the full text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Items 1.01 and 5.02 in this Current Report, on January 29, 2015, the Company agreed to issue the following shares of restricted common stock:

●	125,000,000 shares to Myles A. Pressey III pursuant to the terms of an employment agreement;
●	5,000,000 shares to Lynnwood A. Bibbens pursuant to the terms of an employment agreement;
●	5,000,000 shares to Johnathan F. Adair pursuant to the terms of an employment agreement;
●	5,000,000 shares to Stanley L. Teeple pursuant to the terms of an amended employment agreement; and
●	5,000,000 shares to Michael Ducas pursuant to the terms of a settlement agreement;

In each case, shares were issued as compensation for service as an officer, or in the case of Mr. Ducas, as settlement consideration, and not for cash. In each case, shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Myles A. Pressey III – Chief Business Development Officer and interim CEO and CFO. Effective January 29, 2015, the Company’s Board of Directors appointed Myles A. Pressey III as a Director of the Company and as Chairman of the Board. Also effective on January 29, 2015, the Company’s Board of Directors appointed Mr. Pressey III as the Company’s Chief Business Development Officer, interim Chief Executive Officer and interim Chief Financial Officer.

Throughout his career, Mr. Pressey III served in many roles in investment and relationship management. Mr. Pressey III has provided financial advisor services to high net worth individuals, represented retired professional basketball players in sponsorship deals and negotiated and managed endorsement and television appearance deals for athletes and entertainers. Since 2012, Mr. Pressey III has owned and operated Regency Park Entertainment, an independent film production and finance company. From 2010 to 2012, Mr. Pressey III was the Managing Director of Film & Media at Sun Center Studios, Pennsylvania’s only state-of-the-art sound stage facility and campus dedicated to servicing major film and television production companies within the entertainment industry. Before joining Sun Center Studios in 2010, Mr. Pressey III served as the Chief Executive Officer of Pressey Padell Sports & Entertainment, which was founded in 2008 and focused on all facets of business management for athletes and entertainers. Pressey Padell Sports & Entertainment handled not only endorsements and TV appearances but also guided each athlete and entertainer, and their families through all of their financial, marketing and endorsement matters. Before establishing Pressey Padell Sports & Entertainment, Mr. Pressey III held various business and investment management roles. He holds a Bachelor of Arts Degree in Business from Antioch University.

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Mr. Pressey III’s experience with current and retired professional athletes, entertainers, capital market and investment and business management is critical to our content, marketing and business development strategy that is centered around our ability to establish and maintain long-term relationships with content providers across all of our media offerings.

In connection with Mr. Pressey III’s appointment as the Company’s Chief Business Development Officer, interim Chief Executive Officer and interim Chief Financial Officer, Mr. Pressey III entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Pressey III receives a base salary in the amount of $250,000 per year. Subject to the discretion of the Board of Directors, Mr. Pressey III shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Pressey III shall receive an initial grant of One Hundred Twenty-Five Million (125,000,000) shares of the Company’s common stock within 30 days of signing the employment agreement, and will be granted Twenty-Five Million (25,000,000) additional shares on the first anniversary of the commencement of employment, should Mr. Pressey III continue to be employed in good standing at that time. The employment agreement further provides that Mr. Pressey III is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Pressey III for cause, without cause, or by reason of his death or disability. Mr. Pressey III may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, Mr. Pressey III’s resignation or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Pressey III severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Pressey III will be entitled to the base salary and benefits earned through and including the date of termination. Mr. Pressey III has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. The Company also agreed to indemnify Mr. Pressey III pursuant to the employment agreement.

Lynnwood A. Bibbens – President and Chief Strategy Officer. Effective January 29, 2015, the Company’s Board of Directors appointed Lynnwood A. Bibbens as the Company’s President and Chief Strategy Officer.

Mr. Bibbens is a serial entrepreneur who's founded and sold several technology and e-commerce companies including American Discount Warehouse, a company he founded in 1996 and sold in 3 years for over 10 times EBITDA. Lynnwood has the ability to foresee the needs of Distributors, Brands, and Consumers as such he has formed long term relationships with corporations such as Samsung, Toshiba, Vizio, Amazon, CBS and Comcast. From 2007, Mr. Bibbens has focused on the Media and Entertainment industry by integrating multiple dynamic content platforms that use proprietary technology which enable top Brands to better understand their clients. He has teamed up with Syndication partners Dailymotion, Google, Roku, Opera, X Box, Dish, Comcast, Verizon, and Amazon. Mr. Bibbens also sits on the board of several companies; Adelman Enterprises, New England Technology, Moblty, and The Invictus Firm.

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Mr. Bibbens also co-founded and launched The Invictus Firm, a Private Equity & Strategic Consulting Firm, based on his extensive background in Technology, Entertainment Content, Distribution and Syndication. Mr. Bibbens’ investment focus is on existing and new Technology companies that are dynamic and disruptive, specifically, companies that can capture and monetize content across multiple platforms while being able to capture critical data in real time. Over his 20+ years of experience, Mr. Bibbens has been directly involved with structuring, advising and distributing global private equity deals.

In connection with Mr. Bibbens’ appointment as the Company’s President and Chief Strategy Officer, Mr. Bibbens entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Bibbens receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Bibbens shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Bibbens shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Bibbens continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Bibbens is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Bibbens for cause, without cause, or by reason of his death or disability. Mr. Bibbens may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Bibbens or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Bibbens severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Bibbens will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Bibbens has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Bibbens pursuant to the employment agreement.

Johnathan F. Adair – Chief Operating Officer. Effective January 29, 2015, the Company’s Board of Directors appointed Johnathan F. Adair as the Company’s Chief Operating Officer.

Johnathan Adair is a seasoned veteran and well versed in all aspects of the entertainment industry with over 20 years of experience. Johnathan’s background includes post at Sony Pictures Entertainment, Universal Pictures, The Walt Disney Company and the Los Angeles Philharmonic. At Sony Pictures, Johnathan created and guided the marketing strategies for the company’s licensed consumer products division including the blockbuster Spiderman 2, which broke both box office and licensed sales records. At Universal Pictures, Johnathan ran the worldwide marketing operations for Universal Home Entertainment Productions representing over $120 million in revenue. While at the Walt Disney Company, Johnathan directed the consumer products marketing and promotional strategies for the Winnie The Pooh and Mickey Mouse brands and Disney’s television and live action film properties.

An accomplished and award winning violinist and pianist, Johnathan headed the marketing and communications divisions of the Los Angeles Philharmonic Association. Johnathan began his career at Sony Music where he served in the business affairs, marketing and A&R divisions. Johnathan is a graduate with honors of Harvard University.

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In connection with Mr. Adair’s appointment as the Company’s Chief Operating Officer, Mr. Adair entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Adair receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Adair shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Adair shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Adair continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Adair is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Adair for cause, without cause, or by reason of his death or disability. Mr. Adair may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Adair or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Adair severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Adair will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Adair has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Adair pursuant to the employment agreement.

Neither Mr. Bibbens nor Mr. Adair has, nor has either had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Pressey III formerly served as a Director of the Company and as the Company’s Chief Business Development Officer from November 21, 2014 until January 22, 2015. No family relationships exist among any of the Company’s directors and executive officers.

The foregoing description of the employment agreements entered into between the Company and each of Messrs. Pressey III,Bibbens and Adair is qualified in each case in its entirety by the copy of such employment agreement filed as Exhibits 99.1, 99.2 and 99.3 to this report and is incorporated into this Item 5.02 by reference.

James C. Walter Sr. resigned as Chairman, as a Director, and as Chief Executive Officer and Chief Financial Officer of the Company, effective January 29, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Employment Agreement dated January 29, 2015 between Myles A. Pressey III and the Company
99.2	Employment Agreement dated January 29, 2015 between Johnathan F. Adair and the Company
99.3	Employment Agreement dated January 29, 2015 between Lynnwood A. Bibbens and the Company
99.4	Settlement Agreement dated January 29, 2015 between Michael Ducas and the Company
99.5	Press Release dated February 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HDIMAX MEDIA, Inc.

Date: February 4, 2015	By:	/s/ Myles A. Pressey III
Name: Myles A. Pressey III
Title: Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement dated January 29, 2015 between Myles A. Pressey III and the Company
99.2	Employment Agreement dated January 29, 2015 between Johnathan F. Adair and the Company
99.3	Employment Agreement dated January 29, 2015 between Lynnwood A. Bibbens and the Company
99.4	Settlement Agreement dated January 29, 2015 between Michael Ducas and the Company
99.5	Press Release dated February 4, 2015

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